UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025

Genasys Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16262 West Bernardo Drive
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 676-1112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	GNSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Equity Incentive Plan

On January 27, 2025, the Board of Directors of Genasys Inc. (the “Company”) approved the Genasys Inc. 2025 Equity Incentive Plan (the “2025 Plan”), which was approved by the Company’s stockholders at the 2025 Annual Meeting of the Stockholders held March 17, 2025.

Eligibility and Administration.

Employees (including officers), consultants, advisors and members of the Company’s Board of Directors (the “Board”) (including non-employee directors) are eligible to participate in the 2025 Plan.

The Board or any of its committees, as directed by the Board (referred to collectively as the “Administrator”), will administer the 2025 Plan, subject to the limitations imposed under the 2025 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The Administrator has the authority to take all actions and make all determinations under the 2025 Plan, to interpret the 2025 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2025 Plan as it deems advisable. The Administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2025 Plan.

Shares Available for Awards.

The initial aggregate number of shares of our common stock that will be available for issuance under the 2025 Plan will be equal to the sum of (i) 6,000,000 shares of our common stock, which includes 5,057,285 new shares of our common stock plus 942,715 shares that were reserved under the 2015 Plan but were not granted prior to its expiration, and (ii) any shares which, as of the effective date of the 2025 Plan, are subject to awards under the 2015 Plan which, on or following the effective date of the 2025 Plan, become available for issuance pursuant to the 2025 Plan recycling provisions, described below.

If an award under the 2025 Plan or the 2015 Plan expires, lapses or is terminated, exchanged for or settled in cash, any shares subject to such award (or portion thereof) may, to the extent of such expiration, lapse, termination or cash settlement, be used again for new grants under the 2025 Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award under the 2025 Plan or the 2015 Plan may, to the extent of such tender or withholding, be used for new grants under the 2025 Plan. Further, the payment of dividend equivalents in cash in conjunction with any awards under the 2025 Plan will not reduce the shares available for grant under the 2025 Plan.

Awards granted under the 2025 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2025 Plan but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options (“ISOs”).

The 2025 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year, or director limit, may not exceed an amount equal to $500,000 (which limits shall not apply to the compensation for any non-employee director who serves in any capacity in addition to that of a non-employee director for which he or she receives additional compensation).

Awards.

The 2025 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), Stock Appreciation Rights (“SARs”), restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Certain awards under the 2025 Plan may constitute or provide for payment of

“nonqualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2025 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by the board, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
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Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.
•
RSUs. RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of our common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the Administrator, subject to the conditions and limitations contained in the 2025 Plan.
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Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.
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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.

Certain Transactions

The Administrator has broad discretion to take action under the 2025 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to the 2025 Plan and outstanding awards. In the event of a change in control (as defined in the 2025 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

Repricing

The exercise price of an option or SAR may not be reduced (repriced) without first obtaining stockholder approval, except as provided above regarding certain transactions or to comply with applicable law.

Plan Amendment and Termination.

The Administrator may amend or terminate the 2025 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2025 Plan, may materially and adversely affect an award outstanding under the 2025 Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2025 Plan will remain in effect until the tenth anniversary of the date the Board adopted the 2025 Plan, unless earlier terminated. No awards may be granted under the 2025 Plan after its termination.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The Administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2025 Plan are generally non-transferable, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2025 Plan, the Administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

The summary of the 2025 Plan provided above is a summary of the principal features of the 2025 Plan, however, does not purport to be a complete description of all of the provisions of the 2025 Plan. It is qualified in its entirety by references to the full text of the 2025 Plan. A copy of the 2025 Plan, the Form of Stock Option Agreement for use under the 2025 Plan and the Form of Restricted Stock Unit Agreement for use under the 2025 Plan are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on March 17, 2025. The following is a brief description of each matter voted upon at the 2025 Annual Meeting, as well as the number of votes cast for, against or withheld as to each matter and the number of abstentions and broker non-votes with respect to each matter:

Election of Directors:

The seven individuals listed below were elected at the 2025 Annual Meeting to serve for a one-year term on the Company’s Board of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Richard H. Osgood III	13,351,136	2,302,424	13,696,608
Richard S. Danforth	14,452,400	1,201,160	13,696,608
Mark Culhane	14,753,162	900,398	13,696,608
William H. Dodd	14,930,709	722,851	13,696,608
W. Craig Fugate	14,814,126	839,434	13,696,608
R. Rimmy Malhotra	13,533,517	2,120,043	13,696,608
Susan Lee Schmeiser	13,595,188	2,058,372	13,696,608

Ratification of Independent Registered Public Accounting Firm:

The ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2025, was approved by the following votes:

For	Against	Abstain
27,679,740	549,360	1,121,068

Approval of the Genasys Inc. 2025 Equity Incentive Plan:

The Genasys Inc. 2025 Equity Incentive Plan was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
8,327,901	6,690,236	635,423	13,696,608

Advisory Vote on the Compensation of the Company’s Named Executive Officers:

The compensation of the Company’s named executive officers as described in its Proxy Statement was approved, on an advisory, non-binding basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
10,782,046	3,596,570	1,274,944	13,696,608

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Genasys Inc. 2025 Equity Incentive Plan.

10.2	Form of Stock Option Agreement under the Genasys Inc. 2025 Equity Incentive Plan.

10.3	Form of Restricted Stock Unit Agreement under then Genasys Inc. 2025 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genasys Inc.

Date:	March 19, 2025	By:	/s/ Dennis D. Klahn
Dennis D. Klahn Chief Financial Officer